Exhibit 99.1

FOMO WORLDWIDE, INC. (OTC: FOMC)

www.fomoworldwide.com

Investor Update Hour aka “FOMO HOUR”

April 26, 2023 5:00pm ET

INTRODUCTION

Good afternoon evening or wherever you are FOMO NATION, thank you for attending FOMO HOUR our weekly investor update session held Wednesdays at 5pm ET here on Discord. Some of the things we discuss may seem repetitive but read closely as things are moving forward on many fronts. And of course, there are new exciting things to announce, of which some may become press releases or tweets depending on materiality.

M&A UPDATE

We continue to perform due diligence on named and unnamed targets.

MINESOTA LMS/CONTENT/COMPLIANCE – DEFINITIVE AGREEMENT

Business Media Solutions, Inc. is progressing well, we are evaluating an industry trade show for food safety to send SST with them to target the cannabis sector, which we think is a potentially large and lucrative market for their training and compliance offering currently focused on the agriculture market. The event is called the Food Safety Consortium Conference & Expo and will be held in New Jersey in October 16-18 2023.

https://foodsafetyconsortium.org/

Come meet us there, we will likely host an investor meeting on or around that timeframe at the venue.

www.intratrain.com & www.inspectitrac.com are BMS primary websites.

E COAST CONTENT, UK LMS DEALS – LETTERS OF INTENT

On the corporate content provider and UK LMS entity, they met today virtually and will do demo’s in the near-term with a goal of proving cross-sell opportunities and collaboration. We are nearing the deadline for some of these transactions to go to definitive agreement, and time is of the essence to move them along. We lost 2-4 weeks of time as we focused 100% of efforts on the audit process.

MODULAR CONSTRUCTION, SIGN MANUFACTURER/INSTALLATION DEALS – LETTERS OF INTENT

The Florida deals in modular construction and signage are populating their data rooms, and when financials are completed our ABL lender and a construction receivables factoring group are prepared to analyze them for the debt portion of the transactions. We have also identified the modular construction deal’s finance provider for an audit, and have received a proposal. For the signage transction, our public auditors are in direct contact to assess for work.

L.A. BASED IT PROVIDER TO K12, HEALTHCARE, ENTERPRISE, GOVT. – OFFER MADE

On the outsize SoCal IT provider, we submitted a $6.5-7.0 million offer in cash + stock + notes, heavily weighted towards cash, and are waiting for a response from the sellers. Nothing more to report, but given it is a competitive situation, we may be a dark horse candidate.

EXAMPLES OF DEALS ON THE RADAR

We are also reviewing an air disinfection tech provider that went from $2MM sales to $60MM in the pandemic, back to $2MM. They are in bankruptcy, performing a 363 sale, and have $12MM in inventory selling $100K-$300K per month with one sales rep. Also on the radar is a pavement and street construction company in FL, an HVAC contractor in FL, and even a $5MM revenue children education products company generating $2MM EBITDA with all online sales. We don’t need more deals, we need to close the ones we have signed up and focus. It’s a buyer’s market that’s for sure.

PARTNERSHIP - AQUAPONICS

We have identified a leading provider of aquaponics systems to partner with, possibly invest, and offer to K12 customers. They are based in Harrisburg and Canada and have a patented process to use earthworms and koi and tilapia fish to make a self-contained farming system. One school alone in our markets received a $1.3 million grant to purchase such a system, and is offering aquaponics classes to its students with a waiting list 2-3 years long. It’s a killer “app” for our clean tech unit and something that we have been thinking about for years, albeit with our sister company’s efforts with TAG. We will be visiting with them on a trip to Philadelphia in early May. Get ready for INTAG partnership, investment, or M&A. I have had a verbal agreement to option 19.9% of the business for investment by FOMO WORLDWIDE.

https://intagsystems.com/

INTAG Systems - Grow Pure.

INTAG exists to solve problems for the people who feed the world. Our biological solutions help reduce the environmental impacts of food and agriculture production while increasing yields for farmers

FINANCING UPDATE

The $462K draw from our purchase order line and paydown of our primary vendor SMART, done last week, is now leading to shipments of backlog and closing of orders that were pending clarity. Just this week, we have either closed on multiple six figure orders or revived deals that were waiting for equipment.

THIS IS NOT A SOLICITATION FOR INVESTMENT AND IS SOLELY MENTIONED FOR DISCUSSION PURPOSES

We intend to launch an offering for restricted Series A Preferred shares, likely under a 504 Reg D offering, to raise equity linked capital to fund M&A, provide working capital, and move away from the high interest debt that we were forced to rely on last year in our difficult financial situation. I am waiting for counsel to opine on how best to proceed, and subject to solicitation rules would like to include all interested parties in the round. Using a common stock price of .0005 and pricing the shares off a conversion rate of 1-50, that generates a Series A Preferred price of $0.025. Annual accrued dividends of $0.0035 per share generates a 14% yield, which I believe will be attractive to investors wishing to play the long game with us.

As a separate idea, I have been contemplating an exchange offer for common shares into Series A or B shares to allow investors to move up in the capital structure, obtain a dividend yield and certain protections, and reduce the O/S count and float. I am talking to counsel about how to potentially pursue this in analog format (preferred A B shares) or digital (crypto). Stay tuned.

I have been thinking about such an exchange offer for four years now.

It may be time to get radical, as what used to work does not work anymore. We will make our own path through this capital markets storm.

CONVERTIBLE DEBT UPDATE

Some of you have asked about the recent increase in the common shares. The good news is we retired one default lender in 2022. But we also have one friendly convertible lender who did not default us but was stuck for all of 2022 due to our SEC reporting delinquency. The fund is run by true professionals who frankly helped save this public entity in January 2021, when vulture investors were picking the bones of the vehicle for billions of shares, possibly illegally as per subsequent New York Supreme Court decisions on variable debt and corporate criminal usury. All that said, they recently did a conversion into 442 million common shares as per their legal right, but have indicated that given New York law (above), they do not intend to enforce damages on FOMO and will abide by a 25 day look back on conversion pricing methodologies to work with us as true investors and partners. I have every belief in their intentions and will ask them for capital in the near future now that the dust is settling on our turbulent 2022. They’re a rarity on Wall Street…men of their word.

For further information on State of New York law on convertible debt see this article:

https://www.thebasilelawfirm.com/post/new-york-s-highest-court-rules-convertible-notes-subject-to-criminal-usury-laws

The Basile Law Firm

New York’s Highest Court Rules Convertible Notes Subject to Criminal Usury

The Basile Law Firm P.C. has been steadfast in representing our OTC Markets issuer clients in both federal and state courts around the country. To that end, we have been involved in dozens of federal court cases as toxic convertible notes lenders sued our client to try to enforce what are possible illegal contracts. The recent NY Court of Appeal...

I have spoken to Mr. Basile, and for $30,000 they will engage to sue the toxic lenders in Massachusetts that destroyed this company with 1.5 billion shares of dilution in 2020. Stay tuned. Gametime has many meanings to me. I don’t forget who did us wrong.

I have learned over the years not all convertible debt lenders are the same. This outfit loaned $75,000 to former 2050 management, and they only converted interest, penalties and default interest in literally 25 predatory conversions burning up all our shares driving us to zero bid. Their time will come. It is deemed criminal corporate usury in New York. We believe the decision can apply in Massachusetts.

BANKER UPDATE

We have received a proposal from top middle market investment bank with institutional and retail capabilities to advise us on capital and M&A. I have asked them to introduce us to SPACs that need a transaction to preserve their entity. Even if a $100MM SPAC had 95%-98% redemptions, it would solve almost all our problems in one pen stroke by pole vaulting us up to the NASDAQ and allowing us to attract institutional investors at the same time as a merger. Our call with their SPAC team is Friday. Cross your fingers.

In the meantime, we are considering engaging an institutional broker with clients primarily in Europe and Asia that have a different risk profile than typical hedge funds and high net worth in the U.S. markets. I have known the agent for 15 years and believe we need to pursue out of the box financing strategies in this tough market, in some cases even radical, and reinvent the wheel of Wall Street so to speak.

INSIDER PURCHASES

I took survival cash compensation last year and am owed monies by the business. I intend to convert every Wednesday into restricted preferred stock, A or B, or even common, to show my commitment to the shareholders. Since being appointed CEO in 2019, I have not sold or converted one share or option. In 2019, I forfeit all my stock options because the accountant, who we now know caused great harm, forgot to include them in the financials. In 2022, I did not take one option or share after we went delinquent. So this is a fair plan to align my interests with yours and put my money where my mouth is. ALL IN as they say. These Form 4 and 13D/A filings will hit the tape every week. You never know who might find that interesting.

CONSOLIDATION OF CST OPERATIONAL PLATFORM

We will be consolidating CleanSolution Technologies www.cleansolutiontech.com into our Pittsburgh operations. We have a sizable mezzanine space that can house the inventory and equipment, and possibly be a staging area to assemble lighting products. Savings will be hundreds of dollars per month, but more importantly we may hire a rep or manager to effectively revive this business, which I have not given up on as a product offering to K12, govt., and enterprise, meaning the triple play of air disinfection, LED retrofit, and HVAC energy savings. When we identify the right manager, Mary Kirk Interim CEO will move full time to SVP Finance for FOMO WORLDWIDE, INC.

PURSUING FORMER FINANCE AND IR CONTRACTORS

We spent yesterday morning with a special agent of the finance division of a federal agency discussing the damage done to our business by former financial consultants who did accounting, CFO type work, and admin/investor relations. They are discussing the matter with the U.S. Attorney for potential prosecution, and if they do not, the Pittsburgh Police Dept. is prepared to move ahead with the Attorney General of Allegheny County against these individuals. We are prepared to file a civil lawsuit against these parties, one of which may have malpractice insurance. Barring any cash recoveries, we will be demanding every share issued to these individuals for FOMO WORLDWIDE, INC., or the equivalent of 725 million shares equivalent, and Himalaya Technologies, Inc., or 27 million shares equivalent. Until public charges, a lawsuit, or a settlement are publicly disclosed, we will have nothing further to say in this matter. It’s hard to move on, but we must persevere and focus on the upside of our future and put the past behind.

HIMALAYA TECHNOLOGIES, INC. AKA HOMELAND RESOURCES LTD.

Our 30% owned minority subsidiary $HMLA continues its turnaround. We have received initial due diligence back from our web group that designed Kanab.Club and the gochha! platform is better than we thought. It truly has the underpinnings of vaulting our Kanab.Club code, copied and reskinned, into an exciting new social network we will host at www.goccha.net. Go sign up. This is not a stunt, we are going to launch multiple sites off the code we developed over the past four years at KC. KC will remain under development and operational, but there are much bigger opportunities in short form video, with Tik Tok under assault and discontinuance by the U.S. federal and state governments, such as Montana. This means 150 million domestic customers are potentially up for grabs now and in the near future. We don’t need them all to make goccha! a wild success. Without saying much more, I would like to point out that $HMLA today has a common share market capitalization of $175,000 and diluted market cap of under $1 million, valuing KC, the vehicle and the GenBio investment at almost nothing which I personally think is undervalued, and so I will continue to convert accrued comp there, where I took almost no cash compensation for two years, into stock. You make your own assessment…sign up for goccha.net and stay tuned.

This was tweeted and filed in a Form 8-K late today:

For the demo on tech platform of goccha under LOI for acquisition by $HMLA go to this URL: https://streamable.com/ganhgb

Streamable Video

Our sister company pursuing these business initiatives trades on the OTC at HMLA, fully audited SEC current entity ‘34 Exchange Act reporting company.

BOTTOM LINE

We are entering a new chapter. With some assistance, we have walked out of the hospital, but are preparing to pick up the pace on our own steam. The perfect storm of 2022 accounting issues, transactional irregularities, war and destabilization in Europe, record inflation, rising interest rates, high energy costs, SEC delinquency, revocation of our valid corporate status in our state of incorporation of California, which all reached a crescendo when our stock was delisted mid-January 2023, is over. We survived this flood of issues because we have the right team, the business knowledge, the solid K12 customer base with a lot of ESSER and CARES ACT stimulus money to spend, our diamond reseller status with our main vendor SMART Tech, and over all of that one most important thing. We want to win. We broke out the handheld weapons in a street fight. We’re still here and ready for a new chapter. This is the new FOMO WORLDWIDE, INC.

Thank you to all our employees, service providers, consultants, advisors, and investors. I will now take questions.

TheBigFella33 — Yesterday at 5:29 PM

Thanks for update, Vik.

Kailua — Yesterday at 5:31 PM

Is there an approximate release date for Goccha to go public?

Really excited on this

Ant — Yesterday at 5:32 PM

FOMO CEO — Yesterday at 5:35 PM

Initial due diligence was just a usage of the prototype in the Apple developer environment. Now we need to talk to their programmers to enlist them to stay on board longer than the initial agreed few months. We have Chetu.com lined up to provide real horsepower for massive scale deployment. We need to put a model together, then go out and same setup as FOMO , do a Series A private placement of preferred stock. $HMLA has a look alike share setup to FOMC. Series A 1-50, Series B 1-1000, Series C voting block and common. The major difference is only 150MM common today and $200K in debt converting into a small share base, they cannot destroy it with massive dilution/sales. So it’s tight and I was and still expect it to lift if someone realizes what is going on there. Now that we canceled the Reg A offering, we can go to plan B which is buy a revenue generating company with a private placement and stock and seller notes. The SEC and FINRA delays will not stop us from succeeding. Goccha! can light up interest far greater than Kanab.Club could. The sky is the limit.

The Reg A only failed because the investors that promised me to fund it walked away and then converted. It’s shameful, but that’s their legal right. I also have the right to succeed and not take their money again. We move on to GOCCHA!

www.goccha.net

For anyone confused, we spent four years building a social network for cannabis at www.kanab.club

We own the code, it is not off the shelf. We can reskin it reapply it to any domain to make any niche social network we want. We can license it to others. We can literally launch networks for any major or niche group on Facebook. For example, we are Pittsburgh, PA company. Here, where I grew up, we speak differently than other cities. It’s not ya’ll, or you’s, its yinz!

We will launch a black and gold social network with chat rooms for every major sports franchise and player ever to wear black and gold @ www.yinzworldwide.com

FOMO CEO — Yesterday at 5:42 PM

When the steel mills closed in the 1970’s, families went worldwide to work and raise their children. There are Steelers Penguins and Pirates fans in every city in the planet. Millions. It will go viral on its own. We can easily take the stock chat room we made for KC and apply it to such an idea. This could then propagate to other major cities. But for now, we go all in on Goccha!

Dominic — Yesterday at 5:44 PM

Hi Vik can wait for drinking Fomo beverage. Summer coming, can you give us more specific detail . Thanks

TheBigFella33 — Yesterday at 5:45 PM

We want the Big Blue chatroom in NJ.

FOMO CEO — Yesterday at 5:46 PM

We extended the FOMO trademark notice of allowance deadline to commercialization to November 15 or so. We are reaching out to Iron City Beverage owned by Molson Coors. It’s in the cards.

FOMO CEO — Yesterday at 5:46 PM

The Rooneys have a marriage to the Maras, such a site would be easy to create. Once we do one, we can do 50.

Oh wait, we did one! www.kanab.club someone will pick up on this setup. We need to hire a young Internet entrepreneur to come in and blow these things up. We are at the gates waiting to get into the show.

TheBigFella33 — Yesterday at 5:50 PM

Ocean Township NJ, hometown of Kenny Pickett, has a popular microbrewery here. That would be killer a team up- Pickett doing promo’s for FOMO can on Goccha.

FOMO CEO — Yesterday at 5:51 PM

For these sites, I have long wanted to launch promos using Cameo.com we will do a couple soon enough.

https://www.cameo.com/

Personalized videos feat. your favorite stars

Get the Cameo app to view the latest content, DM your idols, share your Cameos + more. Just like that.

Personalized videos feat. your favorite stars

Kailua — Yesterday at 5:55 PM

Thank you Vik

Dominic — Yesterday at 5:56 PM

Thank you Vik

TheBigFella33 — Yesterday at 5:56 PM

FOMO CEO — Yesterday at 5:57 PM

I thank you all for the patience and understanding, we are the real deal. This time we got this. Have a great night all. Watch the tape. We don’t tell you guys everything!

Signing off....